                                                                     Exhibit 23



The Board of Directors
PCA International, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 for the PCA International, Inc. 1990 Non-Qualified Stock Option Plan, registration statement on Form S-8 for the PCA International, Inc. 1992 Non-Qualified Stock Option Plan and registration statement on Form S-8 for the PCA International, Inc. 1996 Omnibus Long-Term Compensation Plan of our report dated April 27, 1999, relating to the consolidated balance sheets of PCA International, Inc. and subsidiaries as of January 31, 1999 and February 1, 1998, the related consolidated statements of operations, changes in shareholders' (deficit) equity and cash flows and related schedule for each of the years in the three-year period ended January 31, 1999 which report appears in the January 31, 1999 annual report on Form 10-K of PCA International, Inc.



                                                              /s/KPMG LLP
                                                              KPMG LLP


Charlotte, North Carolina
April 27, 1999